Exhibit 99.1

FACT II ACQUISITION CORP. ANNOUNCES POSTPONEMENT OF EXTRAORDINARY GENERAL MEETING AND EXTENSION OF REDEMPTION DEADLINE

NEW YORK, NY, Nov. 13, 2026 (GLOBE NEWSWIRE) -- FACT II Acquisition Corp. (NASDAQ: FACT) (“FACT II” or the “Company”) said today that it intends to postpone its extraordinary general meeting of shareholders (the “Extension Meeting”).

The global technology outage over the past 24 hours has caused and continues to cause delays to normal business activity. As a result, the Company intends to postpone the Extension Meeting so that all shareholders have enough time to act according to their voting and extension intentions.

The meeting date will be postponed to Friday 20th November at a time to be confirmed, to vote on, among other things, the proposal to extend the date by which the Company must complete its initial business combination (the “Extension”). The new redemption deadline will be Wednesday November 18th.

The Company will file a Form 8-K with the SEC as soon as possible today to confirm the postponement and the revised redemption deadline.

Contact

For any further enquires please contact FACT II Acquisition Corp. at ir@freedomac2.com